UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SEZZLE INC.
(Name of Registrant as Specified in Its Charter)

Not applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

Letter from our Executive Chairman and Chief Executive Officer

Dear Fellow Shareholders,

Innovation begins with listening to the consumers who rely on us every day. From reimagining the shopping experience to putting financial control in their hands, our mission remains clear: to financially empower our consumers. In 2024, this clarity of purpose, paired with our relentless execution, delivered extraordinary results for consumers, merchant partners, and you, our investors.

We transformed how consumers engaged with Sezzle. Our Premium and Anywhere subscription products expanded, empowering our subscribers with unmatched convenience and flexibility. Responding directly to their feedback, we introduced Sezzle On-Demand, bringing Pay-in-4 anywhere Visa is accepted—no subscription required. These innovations, alongside numerous other efforts, including the efficient scaling of our team, fueled a 70% increase in revenue and a ten-fold increase in annual Net Income. This financial strength generated $40 million in operating cash flow, enabling us to return $20 million to shareholders through buybacks in 2024. Building on that momentum, we began 2025 by announcing a $50 million share repurchase program.

Recognition followed our execution as Forbes ranked us 3rd among America’s Most Successful Mid-Cap Companies—a clear testament to our strategic execution.

Expanding Consumer Financial Flexibility
In 2024, our subscription offerings flourished, with total subscribers soaring 68.1% YoY to 517,000 across Premium and Anywhere. By year-end, those subscribers placed 10 more orders on average than non-subscribers, with our top 10% of Anywhere subscribers transacting approximately 34 times within a 90-day period. This growth was driven by a clear understanding of what consumers want—and our ability to deliver it. More importantly, our subscribers made it clear how much they value Sezzle. Their feedback speaks volumes, with Net Promoter Scores of 57 for Premium and 67 for Anywhere.
A landmark banking partnership with WebBank further elevated our growth trajectory, unlocking new avenues for innovation while also unlocking additional revenue on our existing products. In Q4, we launched On-Demand in partnership with WebBank, enabling consumers to enjoy the benefits of Pay-in-4 anywhere Visa is accepted without a subscription. By blending this with our subscription model, we’re positioning Sezzle as the top-of-wallet choice for flexible, seamless payments anytime, anywhere.

Elevating the Shopping Experience
Shopping is no longer just about checkout—it’s about control, personalization, and value. In 2024, Sezzle became more than just the Responsible Way to PayTM. We became a trusted partner for consumers navigating every step of their shopping and financial journey.
With access to over a million products in our product marketplace, consumers now enjoy AI-driven personalization, price tracking, auto-couponing, and wish lists. Features like Payment Streaks reward responsible spending, while Money IQ turns financial learning into an engaging, gamified experience. We also know peace of mind matters for our consumers, so with added protections like product return assurance, Sezzle consumers are covered from checkout to delivery.
As we enter 2025, we’re committed to helping consumers feel more financially empowered—not just through better payment options, but through better experiences.

Strengthening the Sezzle Brand

The progress we made in 2024 did not go unnoticed. Our momentum drew accolades from Forbes, CNET, CNBC, Worth, and others, validating our innovation and our stakeholder-driven approach. To amplify our identity, we seized a bold opportunity: a jersey patch sponsorship with our hometown Minnesota Timberwolves. We didn’t choose the Timberwolves because they were based in Minneapolis, as we’re a North American brand. We chose the Timberwolves because of a mutual pursuit of excellence. We believe that the Timberwolves are on the rise and with that rise, our brand sponsorship will increase in value, as well.

This collaboration gave us a powerful platform to showcase our identity and improve our brand awareness with multiple stakeholder groups, including consumers, merchants, investors, and partners. As both Sezzle and the Timberwolves reach new heights in the BNPL sector and on the court, we believe this partnership sets us up to expand our brand presence and deepen our impact.

Driving Shareholder Value
A superior consumer experience doesn’t just build loyalty—it drives results. We laid a strong foundation in 2023 with our first full year of profitability. We then built on that momentum in 2024 through the successful execution of strategic initiatives, delivering $78.5 million in net income, a ten-fold increase year-over-year, and nearly a $150 million net income improvement over the last 4 years. This profitable success enabled $20 million in share repurchases, rewarding your faith in our long-term vision.

Profitability has not changed our mindset. We remain focused on leading the way and creating an impact as a growth-oriented tech company, while also maintaining disciplined expense management and operational efficiencies. To say it another way, we believe we can scale rapidly while also staying financially fit. With strong consumer engagement and continued innovation, we are guiding to over 55% pre-tax income growth for 2025 and have announced an additional $50 million share repurchase program. Our focus on profitable growth remains unwavering, ensuring your investment powers not just today’s gains, but tomorrow’s breakthroughs.

Powered by People, Driven by Purpose

It’s easy to be the person delivering the message after such an exceptional year, but it’s crucial to not forget that success is powered behind the scenes. Nothing we’ve accomplished would be possible without our exceptional Sezzlers, who show up every day with unrelenting passion, grit, and belief in our mission.

To you, our shareholders, thank you for your continued trust and support. Your belief fuels our ambition and keeps us focused on delivering real, sustainable value.

2024 was a defining year. In 2025, we’re poised to write an even bolder chapter. If our progress surprised you this year, stay tuned–we’re just getting started.

Sincerely,

Charles Youakim
Executive Chairman and Chief Executive Officer

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON
TUESDAY, JUNE 10, 2025 AT 5:00 P.M. (U.S. EASTERN TIME)

TO THE STOCKHOLDERS OF SEZZLE INC.:
Please take notice that the Annual Meeting of Stockholders (the “Annual Meeting”) of Sezzle Inc. (the “Company”) will be held on Tuesday, June 10, 2025 at 5:00 p.m. (US Eastern Time), via virtual meeting conducted exclusively online via live webcast at https://meetnow.global/WYDZ6MW, for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.The election of five directors named in the Proxy Statement to serve until the next annual election and their successors are duly elected and qualified;
2.The ratification of the Audit & Risk Committee's selection of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.Advisory vote to approve executive compensation; and
4.The transaction of any other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Pursuant to due action of the Board of Directors, stockholders of record on Monday, April 21, 2025 at 5:00 p.m. (US Eastern Time) will be entitled to vote at the Annual Meeting or any postponements or adjournments thereof.

This Notice is accompanied by a Proxy Statement, Explanatory Notes, a Proxy Form and Voting Instructions Form, which all form part of this Notice.

The Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, each of which is included with this Notice, are also available to you on the Internet. To view the proxy materials on the Internet, visit investors.sezzle.com.

We encourage you to review all of the important information contained in the proxy materials before voting.

By Order of the Board of Directors

Charles Youakim
Executive Chairman and Chief Executive Officer

Minneapolis, Minnesota
April 30, 2025

PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2025 AT 5:00 P.M. (U.S. EASTERN TIME)

IMPORTANT INFORMATION

Record Date

You are entitled to notice of, and to vote at, the Meeting (and any adjournment or postponement thereof) if you were a Stockholder on Monday, April 21, 2025 at 5:00 p.m. (US Eastern Time) (the Record Date).

Voting by Proxy

Whether or not you plan to participate in the virtual Meeting, you can ensure that your shares are represented at the Meeting by promptly completing, signing and returning the Proxy Form or voting and submitting your Proxy Form online, in each case in accordance with the instructions on the Proxy Form, as soon as possible. If you later decide to participate in the virtual Meeting, you may withdraw your proxy and vote in person.

Disclaimer

No person is authorized to give any information or make any representation in connection with the subject matter of an item which is not contained in this Notice or its accompanying documents. Any information that is not contained in this Notice or accompanying documents may not be relied on as having been authorized by the Company or the Board.

Electronic Copy

An electronic copy of this Notice and accompanying documents is available on the Company’s website at investors.sezzle.com.

Virtual Meeting

This year’s Annual Meeting will be conducted virtually using an online meeting platform accessible at https://meetnow.global/WYDZ6MW.

Stockholders will not be able to attend the Annual Meeting in person. Stockholders, proxyholders, attorneys and authorized corporate representatives must log into the online Annual Meeting platform to participate in the Meeting. By participating in the Annual Meeting online, you will be able to:

•hear the Meeting discussion and view presentation slides;
•submit written questions while the Meeting is progressing; and
•vote during the Meeting.

We recommend logging into the online platform at least 15 minutes prior to the scheduled start time for the Annual Meeting using the instructions below:

Access: Once the webpage above has loaded into your web browser, click “JOIN MEETING NOW.” Then select Shareholder on the login screen and enter your Control Number, or if you are an appointed proxy, select Invitation and enter your Invite Code.

If you have trouble logging in, contact the virtual hosting company using the telephone number provided at the bottom of the screen.

Important Notice for Non-Registered Holders: Non-registered holders (shareholders who hold their shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary) who have not duly appointed themselves as proxy will not be able to participate at the meeting. Non-registered holders that wish to attend and participate should follow the instructions on the voting information form and in the management information circular relating to the meeting to appoint and register themselves as proxy, otherwise you will be required to login as a guest.

If you are a guest: Select Guest on the login screen. As a guest, you will be prompted to enter your name and email address. Please note, guests will not be able to ask questions or vote at the meeting.

Online voting will be open between the commencement of the Annual Meeting and the time at which the Chairman announces voting closure.

You may still attend the Annual Meeting virtually if you have completed a Proxy Form, but in that case, you will not vote directly; rather, the person you have appointed as proxy will cast your vote on your behalf.

Stockholders are also encouraged to submit any questions in advance of the Annual Meeting to the Company. Questions must be submitted in writing to the Company by email to investorrelations@sezzle.com at least 48 hours prior to the Annual Meeting.

Stockholders will also have the opportunity to submit written questions during the Annual Meeting in respect to the formal items of business, however it would be preferable for questions to be submitted to the Company in advance of the Meeting. In order to ask a question during the Annual Meeting, please follow the instructions from the Chairman.

The Chairman will attempt to respond to the questions during the Annual Meeting. Stockholders are limited to a maximum of two questions each (including any questions submitted in advance of the Annual Meeting).

IMPORTANT: To assure that your shares are represented at the Annual Meeting, please vote your shares via the Internet or by marking, signing, dating and returning the enclosed proxy card or applicable voting instruction form to the address specified. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares, except that beneficial owners may only instruct their broker, bank or other holder of record to vote on their behalf by following the instructions on the enclosed applicable voting instruction form. Beneficial owners may not vote in person at the Annual Meeting unless a valid proxy has been obtained from their broker, bank or other holder of record, as the case may be, with respect to their ownership interests.

Proxy Summary

Annual Meeting

Date and Time:	Location:	Record Date:
June 10, 2025 5:00 p.m. (U.S. Eastern Time)	https://meetnow.global/WYDZ6MW	April 21, 2025

Items of Business

Item	Board Recommendation	Page
Proposal One: Election of Directors	FOR each Director Nominee	25
Proposal Two: Ratification of Independent Accounting Firm Selection	FOR	26
Proposal Three: Advisory Vote to Approve Executive Compensation	FOR	28

How to Vote

By Mail	Online	During the Meeting
Sign, date and return your proxy card in the enclosed envelope.	Visit the website on your proxy card.

Questions and Answers About the Proxy Materials and Voting

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

Questions About the Annual Meeting

When is the Annual Meeting?

The Annual Meeting of Stockholders of the Company will be held virtually on Tuesday, June 10, 2025 at 5:00 p.m., U.S. Eastern Time.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast.

You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/WYDZ6MW. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 5:00 p.m., U.S. Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Why are you holding a virtual meeting instead of a physical meeting?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with Internet access.

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call Local 1-888-724-2416 or International +1 781-575-2748.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares of record through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Sezzle holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., US Eastern Time, on June 6, 2025.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:
Computershare
Sezzle Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

What is the purpose of the Annual Meeting?

At the Annual Meeting of Stockholders, you are invited to vote on the following proposals:

Proposal 1.Election of our current directors, Kyle Brehm, Stephen East, Paul Paradis, Karen Webster and Charles Youakim;
Proposal 2.Ratification of Independent Accounting Firm Selection; and
Proposal 3.Advisory vote to approve executive compensation

A detailed explanation of each proposal are contained in the proxy statement.

How many shares must be present to hold the Annual Meeting?

In accordance with the Bylaws and Certificate of Incorporation, the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares are counted as present at the Meeting if you are a Stockholder of Record and either:

a.you are present and vote in person at the meeting; or
b.you have properly and timely submitted your proxy as prescribed in the Proxy Form.

Questions About Voting

Who is entitled to vote at the Annual Meeting?

If you were a stockholder, either as a Stockholder of Record or as the beneficial owner of Common Stock, at 5:00 pm on April 21, 2025 US Eastern Time (the "Record Date"), you are invited to attend the Annual Meeting and may vote your shares at the Annual Meeting.

As of the Record Date, there were 33,964,824 shares of common stock outstanding, all of which were entitled to vote with respect to the items of business at the Meeting. Each holder of common stock has one vote for each share of common stock held on the Record Date. A list of all stockholders of record entitled to vote is on file at the principal executive office of the Company located at 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402. Unless otherwise indicated, all references to share and per-share amounts of the Company's common stock in this Proxy Statement reflect the effects of the Company's six-for-one forward stock split on March 28, 2025.

How do I vote my Common Stock?

If you are a Stockholder of Record, there are three ways to vote:
(a)by completing, signing and returning the Proxy Form in accordance with its instructions;
(b)in person via the webcast at the Annual Meeting; or
(c)online in accordance with the instructions on the Proxy Form.
Valid proxies must be received by the Share Registry no later than 5:00pm (U.S. Eastern Time) on June 6, 2025.
If you hold your common stock as a Street Name Holder, you must vote your common stock in the manner prescribed by your broker, bank, or other holder of record, which is similar to the voting procedures for Stockholders of Record. You will receive a voting instruction form to use in directing the broker, bank, or other holder of record how to vote your common stock.

Who will count the votes?

Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspectors of election for the Annual Meeting.

What are "broker non-votes"?

When a beneficial owner of shares held in street name does not provide voting instructions to his or her broker, bank or other securities intermediary holding his, her or its shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 (Election of Directors) is considered to be “non-routine” under NYSE rules and, therefore, we expect broker non-votes to exist in connection with such proposal. Broker non-votes will have no effect on Proposal 1.

What are the voting requirements and what are the Board's recommendations?

The following table details the voting requirements for each proposal being voted on at the Annual Meeting and the Board of Director's recommendations:

Effect of
No.	Proposal	Board Recommendation	Required Vote	Abstentions	Broker Non-Votes
1	Election of Directors	FOR each director nominee	Majority of the votes cast at the meeting.	No effect.	Not entitled to vote, and so no effect.
2	Ratification of Independent Accounting Firm Selection	FOR	Majority of the voting power of the shares represented at the meeting and entitled to vote on the matter.	Same as a vote AGAINST.	Same as a vote AGAINST.
3	Advisory Vote to Approve Executive Compensation	FOR	Majority of the voting power of the shares represented at the meeting and entitled to vote on the matter.	Same as a vote AGAINST.	Not entitled to vote, and so no effect.

Can I change my vote after submitting my proxy?

If you are a Stockholder of Record, you may change your vote at any time before the proxy is voted at the Meeting by:
(a)submitting a later-dated proxy online before commencement of the Meeting;
(b)sending a written notice of revocation to the Company, which must be received in a timely matter; or
(c)by attending the virtual Annual Meeting and voting online. Attendance at the virtual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or cast your vote online at the Meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following its instructions for how to do so.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

How can I find out the voting results?

We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Questions About These Proxy Materials

Why am I receiving these materials?

You are receiving this proxy statement because the Board of Directors of is soliciting proxies to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide you pursuant to the rules and regulations promulgated by the SEC and is intended to assist you in voting your shares.

Why did I receive a "Notice of Internet Availability of Proxy Materials," but no proxy materials?

We distribute our proxy materials to certain shareholders via the Internet under the "Notice and Access" approach permitted by rules of the SEC. This approach reduces our environmental impact and distribution costs, while providing a timely and convenient method of accessing the materials and voting. On May 1, 2025, we mailed a "Notice of Internet Availability of Proxy Materials" to participating shareholders containing instructions on how to access the proxy materials on the Internet. To request a free set of printed materials for this Annual Meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via internet, phone or email.

What does it mean if I receive more than one set of proxy materials?

If you are receiving more than one set of the proxy materials, it means you hold Common Stock registered in more than one account. To ensure that all of your Common Stock are voted, please submit proxies for all of your Common Stock. If you wish to only receive a single set of each document, please contact our transfer agent, Computershare Investor Services, in writing at P.O. Box 505000, Louisville, KY 40233-5000; or by telephone, in the U.S., Puerto Rico and Canada, 1-800-733-9393, and outside the U.S., Puerto Rico and Canada, 1-781-575-4591.

Questions About Other Matters

What is the difference between a Stockholder of Record and a Street Name Holder?

If you own shares registered directly in your name with our U.S. share registrar, Computershare Trust Company, N.A., you are considered the “Stockholder of Record” with respect to those shares. As a Stockholder of Record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other holder of record, then the broker, bank, or other holder of record is considered to be the Stockholder of Record with respect to those shares, while you are considered the “beneficial owner” of those Shares. In that case, your shares are said to be held in "street name," and you are a “Street Name Holder” with respect to such shares. This notice was forwarded to you by that organization. Street Name Holders generally cannot vote their shares directly and must instead instruct the broker, bank, or other holder of record how to vote their shares using the method described below under the section of this Proxy Statement titled ‘How do I vote my Common Stock?'. Since a Street Name Holder is not the Stockholder of Record, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank, or other holder of record that holds your shares giving you the right to vote the shares at the Annual Meeting.

Can any other business be conducted at the Annual Meeting?

Yes. All matters brought before the Annual Meeting must be stated in the Notice or otherwise properly brought before the Annual Meeting by or at the direction of the Board, or by a Stockholder of Record entitled to vote at the meeting in compliance with our Bylaws. The Company and the Board are not aware of any properly submitted business to be acted upon at the Annual Meeting that is not set forth in this Notice.

Who is paying for this proxy solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to Street Name Holders.
Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

What happens if the Annual Meeting is adjourned?

The Annual Meeting may be adjourned by the Chairman of the Annual Meeting for the purposes of, among other things, soliciting additional proxies. In the absence of a quorum of any class of stock entitled to vote on a matter, an adjournment may be made from time to time with the approval of the affirmative vote of the holders of a majority of outstanding shares of such class present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. The Company is required to notify stockholders of any adjournments of more than 30 days or if a new record date is fixed for the adjourned meeting. Except as described above, notice is not required for an adjourned meeting if the time, place and means of remote communication for the adjourned meeting are announced at the meeting at which the adjournment occurs. Unless a new record date is fixed, your proxy will still be valid and may be voted at the adjourned meeting unless properly revoked. You will still be able to change or revoke your proxy until it is voted.

When are stockholder proposals due for the 2026 Annual Meeting of Stockholders?

Proposals by stockholders, including director nominations, that are submitted for inclusion in our proxy statement for our 2026 annual meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and our Bylaws. To be timely under our Bylaws, a stockholder proposal must have been received by our Secretary at 700 Nicollet Mall, Ste 640, Minneapolis, MN 55402, not earlier than the close of business on February 10, 2026 (US Central Standard Time), and no later than close of business March 12, 2026 (US Central Standard Time). However, if the date of our 2026 annual stockholders’ meeting is changed by more than 30 days from June 10, 2026, then the deadline for submitting a stockholder proposal will be no later than 10 days after the day on which the date of the 2026 annual meeting is first disclosed in a press announcement or in a document we publicly file or furnish with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.
Notices of stockholder proposals and stockholder nominations for directors must comply with the informational and other requirements set forth in our Bylaws as well as applicable statutes and regulations. Due to the complexity of the respective rights of the stockholders and our Company in this area, any stockholder desiring to propose actions or nominate directors is advised to consult with his or her legal counsel with respect to such rights. We suggest that any such proposal be submitted by certified mail return receipt requested.

Our Board of Directors and Corporate Governance

Our directors, their respective ages as of the Record Date, April 21, 2025, and certain other information are as follows:

Name	Age	Director Since	Position	Committee Membership
Kyle Brehm	40	2024	Independent Non-Executive Director	Audit and Risk Committee (Member), Compensation Committee (Member), and Nominating and Corporate Governance Committee (Member)
Stephen East	61	2024	Independent Non-Executive Director	Audit and Risk Committee (Chair), Compensation Committee (Chair), and Nominating and Corporate Governance Committee (Chair)
Paul Paradis	41	2018	Co-Founder, Executive Director, and President	—
Karen Webster	68	2024	Independent Non-Executive Director	Audit and Risk Committee (Member), Compensation Committee (Member), and Nominating and Corporate Governance Committee (Member)
Charles Youakim	48	2016	Co-Founder, Executive Chairman, and Chief Executive Officer	—

Director Biographies

Kyle Brehm Independent Non-Executive Director
Mr. Brehm has been an officer and tax attorney at the law firm of Fredrikson & Byron P.A. since November 2019. Prior to this, Mr. Brehm was a director at PricewaterhouseCoopers LLP and was a member of the board of directors and treasurer of eQuality-Pathways to Potential, a non-profit organization organized in Minneapolis, MN, from 2012 until 2022.

Mr. Brehm has a Bachelor of Arts from St. John’s University, a Juris Doctor (JD) degree from University of Minnesota Law School and an MBA from the University of Minnesota-Carlson School of Management.

We believe Mr. Brehm is well-qualified to serve as a member of our Board of Directors. Mr. Brehm has relevant legal and tax experience that provides valuable insight to the Company and the industry which it operates.

Age: 40 Director since 2024 Committees: •Compensation •Nominating and Corporate Governance •Audit and Risk

Stephen East Independent Non-Executive Director
Stephen East currently sits on the Board of Toll Brothers, Inc. (NYSE: TOL) and previously was one of the country’s preeminent Wall Street Housing analysts. He is widely recognized as an influential expert on the single-family new construction industry and Consumer Behavior. With 30+ years of wide-ranging research and industry experience, Stephen is well-known for his focus on strategy, managerial talent, capital structure and housing-related macroeconomics.

Stephen retired from Wells Fargo after serving as a Managing Director and Senior Consumer Analyst, heading the Equity Research team that covered the Homebuilding and Building Products sectors. Prior to joining Wells Fargo, he was recruited by Evercore ISI and spent four years there as a Partner and Senior Managing Director heading the firm’s Housing research effort. Prior to joining Evercore ISI, he spent nearly two decades in equity research and investment management, including roles as Director of Research. He also spent six years in industry at Monsanto. Stephen was II ranked for numerous years, including multiple years ranked No. 1 in the annual Institutional Investor analyst survey for Homebuilding & Building Products. He was also recognized by StarMine as a top analyst.

Mr. East is an active member of various industry trade groups, including ULI and NAHB and has been a frequent speaker at real estate industry conferences and media outlets. Stephen has been a commissioner on his local Planning & Zoning Commission for more than 10 years, while also volunteering on his local Crisis Response Team.

Stephen is a CFA Charterholder and is a Financial Expert as defined by the Sarbanes-Oxley Act of 2002. He currently sits on the Audit & Risk and Executive Compensation committees and is Chair of the Public Debt & Equity Securities committee of Toll Brothers Board. Stephen earned an MBA from the University of Missouri and a BS in Finance from Arkansas State University, which he attended on an athletic scholarship.

We believe that Mr. East is a valuable asset to our Board of Directors due to his financial acumen and extensive experience in the capital markets and corporate governance at public companies.

Age: 61 Director since 2024 Committees: •Compensation (Chair) •Nominating and Corporate Governance (Chair) •Audit and Risk (Chair)

Paul Paradis Executive Director and President
Mr. Paradis co-founded Sezzle and has served as a member of our Board of Directors since May 2018. Mr. Paradis has served as President since July 2020 and, prior to serving as President, Mr. Paradis was our Chief Revenue Officer starting in May 2016. Mr. Paradis has extensive experience in sales and marketing. He began his career in sales with the Minnesota Timberwolves. He left the Timberwolves to attain his MBA from the Carlson School of Management at the University of Minnesota, where he focused on marketing and strategy. After graduating from the Carlson School of Management, Mr. Paradis spent six years leading sales and marketing at Dashe & Thomson and the Abreon Group, boutique management consultancies focused on IT transformation adoption. Mr. Paradis left the Abreon Group in 2016 when he co-founded Sezzle. At Sezzle, Mr. Paradis oversees sales, account management, strategic partnerships, and customer and merchant support.

Mr. Paradis has a Bachelor of Arts in Political Science from Davidson College and an MBA from the University of Minnesota. Mr. Paradis does not currently hold any other directorships. We believe Mr. Paradis is well-qualified to serve as a member of our Board of Directors due to his experience from serving as co-founder and President at Sezzle, in addition to his experience in IT transformation.

Age: 41 Director since 2018 Committees: None.

Karen Webster Independent Non-Executive Director
Karen Webster was appointed and has served as a member of the Board of Directors since February 2024. Ms. Webster is the founder and has served as Chief Executive Officer of What’s Next Media & Analytics LLC since July 2009 and has been a consultant and managing director of Berkeley Research Group, LLC since 2023. Ms. Webster also has been a co-founder and executive of Market Platform Dynamics LLC since 2004.

Ms. Webster has a Master of Science in Strategy and Marketing from Johns Hopkins University. We believe Ms. Webster is well-qualified to serve as a member of our Board of Directors due to her senior management experience and her expertise in the payments industry.

Age: 68 Director since 2024 Committees: •Compensation •Nominating and Corporate Governance •Audit and Risk

Charles Youakim Chairman and Chief Executive Officer
Mr. Youakim is our co-founder, Executive Chairman, and Chief Executive Officer of Sezzle. Mr. Youakim is a serial technology entrepreneur with over ten years of experience in growing fintech companies from inception to large-scale businesses. Mr. Youakim began his career as an engineer and software developer. After successfully advancing in his early career, he returned to business school where he was able to focus on expanding his knowledge of finance, marketing, and business strategy.

In 2010, after completing business school, Mr. Youakim founded his first payments company, Passport Labs, Inc. (“Passport”). Passport became a leader in software and payments for the transportation industry. At Passport, Mr. Youakim led the construction and the original technology and led the company as it disrupted the industry through the introduction of white label systems and payment wallets. Passport is the technology behind enterprise transportation installations like ParkChicago, ParkBoston, and the GreenP in Toronto.

Mr. Youakim co-founded Sezzle in 2016 and also planned much of the business’ technology architecture. Mr. Youakim has a degree in Mechanical Engineering from the University of Minnesota and an MBA from the Carlson School of Management at the University of Minnesota. Mr. Youakim does not currently hold any other directorships. We believe Mr. Youakim is well-qualified to serve as a member of our Board of Directors due to his perspective and experience from serving as co-founder and Chief Executive Officer of Sezzle, as well as his experience leading other technology companies.

Age: 48 Director since 2016 Committees: None.

Director Independence

Our Board currently consists of five members: Mr. Brehm, Mr. East, Mr. Paradis, Ms. Webster, and Mr. Youakim. Under the Nasdaq listing standards, a director will only qualify as “independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and compensation committee members must satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of Nasdaq. Our Board conducts a periodic review of the independence of the directors and, based upon information provided by each member of the Board regarding his or her background, employment, affiliations, and beneficial ownership, the Board of Directors has determined that each of Mr. Brehm, Mr. East, and Ms. Webster are “independent” as defined under the applicable rules, regulations, and listing standards of Nasdaq and the applicable rules and regulations promulgated by the SEC.

There are no family relationships among any of our directors or executive officers.

Board Leadership

The Chairman of the Board is also the Chief Executive Officer of the Company, Charlie Youakim. Our Board believes that we are best served at this stage of our growth and operations by Mr. Youakim serving in both roles. Our Board is comprised of a majority of independent directors under the Nasdaq listing standards and, while our independent directors bring valuable oversight and outside experience, Mr. Youakim provides current Company-specific experience and insight developed from co-founding and leading the Company since its inception.

Mr. Youakim is not a member of the Compensation Committee, Nominating and Corporate Governance Committee, or the Audit and Risk Committee.

Board Committees

Our Board of Directors has established a Compensation Committee, Nominating and Corporate Governance Committee, and Audit and Risk Committee, each of which operates pursuant to a committee charter, available at our website (investors.sezzle.com) under the "Governance" heading. Each committee is comprised of Mr. Brehm, Mr. East (Chair), and Ms. Webster, each of whom the Board has determined is independent under the definitions of independence prescribed by Nasdaq and the SEC. Further, our Board of Directors has determined that each member of our Audit and Risk Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. Our Board of Directors has determined that Mr. East is an “audit committee financial expert” within the meaning of the SEC regulations.

Compensation Committee Members: •Stephen East (Chair) •Kyle Brehm •Karen Webster
Our Compensation Committee charter is available on our website at https://investors.sezzle.com/leadership-and-governance/. Our compensation committee has overall responsibility for evaluating and approving the structure, operation, and effectiveness of the Company’s compensation plans, policies, and programs for officers and directors, including but not limited to:

•Assisting the Board of Directors in developing and evaluating potential candidates for executive officer positions, and overseeing the development of executive succession plans;
•Reviewing the Company’s overall compensation strategy to provide for appropriate rewards and incentives for the Company’s management and employees;
•Reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, and evaluating the performance of the executive officers of the Company in light of those goals and objectives;
•Reviewing, assessing, and making recommendations to the Board of Directors regarding the compensation of the independent directors;
•Considering and making recommendations to the Board of Directors regarding whether to seek shareholder approval for any executive officer compensation;
•Overseeing the Company's policies and practices regarding the deferral of performance-based remuneration and the reduction, cancellation, or clawback of performance-based remuneration in the event of serious misconduct, a material misstatement in the Company's financial statements, or as otherwise set forth in policies of the Committee or Board;
•Overseeing and monitoring the remuneration of non-executive directors, including the Company's policies and practices regarding any minimum shareholding requirements;
•Administering the Company’s equity-based plans, deferred compensation plans and management incentive compensation plans, granting awards under such plans and making recommendations to the Board of Directors about amendments to such plans (or approve amendments to such plans, to the extent authority to approve such amendments is provided therein) and the adoption of any new equity-based incentive compensation plans;
•Reviewing, considering, and selecting, to the extent determined to be advisable, a peer group of appropriate companies for purposes of benchmarking and analysis of compensation for executive officers and directors;
•In its sole discretion, appointing, retaining, or obtaining the advice of a compensation consultant, legal counsel, or other adviser;
•Producing a compensation committee report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with the proxy rules and such rules as required by the SEC;
•Monitoring the Company's compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits;
•Overseeing the Company's compliance with applicable rules and regulations promulgated by the SEC regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under Nasdaq rules;

Compensation Committee (continued) Members: •Stephen East (Chair) •Kyle Brehm •Karen Webster
•Reviewing the risks associated with the Company’s compensation policies and practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees;
•Reviewing whether there is any gender or other inappropriate bias in remuneration for directors, executives, or other employees;
•Reviewing and assessing the adequacy of its charter and submitting any changes to the Board of Directors for approval on an annual basis;
•Reporting its actions and any recommendations to the Board on a periodic basis; and
•Annually performing, or participating in, an evaluation of the performance of the committee, the results of which shall be presented to the Board of Directors.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our Company. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee Members: •Stephen East (Chair) •Kyle Brehm •Karen Webster
Our Nominating and Corporate Governance Committee charter is available on our website at https://investors.sezzle.com/leadership-and-governance. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct, and monitors the effectiveness of our corporate governance guidelines. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•Identifying individuals qualified to become directors, consistent with criteria approved by the Board, receiving nominations for such qualified individuals, and reviewing recommendation put forward by the Chief Executive Officer;
•Establishing criteria for Board of Directors composition and identifying individuals qualified to become members of our Board of Directors and its various committees;
•Establishing a policy under which stockholders of the Company may recommend a candidate to the committee for consideration for nomination as a director;
•Recommending to the Board qualified individuals to serve as committee members;
•Reviewing the Company’s practices and policies with respect to directors, including retirement policies, the size of the Board, the ratio of employee directors to nonemployee directors, the meeting frequency of the Board and the structure of Board meetings and make recommendations to the Board with respect thereto;
•In concert with the Board of Directors, reviewing the Company policies with respect to significant issues of corporate public responsibility, including contributions;
•Recommending to the Board of Directors or to the appropriate committee thereto processes for annual evaluations of the performance of the Board of Directors, the Chairperson of the Board and the Chief Executive Officer and appropriate committees of the Board of Directors;
•Considering and reporting to the Board any questions of possible conflicts of interest of directors;
•Providing for new director orientation and continuing education for existing directors on a periodic basis;
•Overseeing the maintenance and presentation to the Board of Directors of management’s plans for succession to executive and senior management positions in the Company, and reviewing succession planning for directors;
•Reviewing and assessing the adequacy of its charter and submitting any changes to the Board of Directors for approval;
•Performing, or participating in, as frequently as necessary or advisable, an evaluation of the performance of the committee, the results of which shall be presented to the Board of Directors;

Nominating and Corporate Governance Committee (continued) Members: •Stephen East (Chair) •Kyle Brehm •Karen Webster
•Establishing objectives to promote the Company’s stated public benefits and support the operation of the Company in a responsible and sustainable manner consistent with its status as a public benefit corporation;
•Adopting standards to measure the Company’s progress in promoting its stated public benefits;
•At the appropriate time and subject to the Company’s size and operations, develop measurable objectives to achieve diversity in the composition of the Board, senior executives and workforce generally in accordance with the Company’s Diversity Policy;
•Monitor, review, and report to the Board on the Company’s diversity performance, including disclosing the measurable objectives set for that period, and its satisfaction of any listing standards of NASDAQ; and
•Review and make recommendations to the Board on remuneration levels by gender, as well as other facets of diversity in addition to gender, including different ages, ethnicities and backgrounds.

The Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors the desired and essential qualifications, expertise, and characteristics of members of the Board, including any specific qualities or skills that the Nominating and Corporate Governance Committee believes are necessary for one or more of the members of the Board to possess. The Nominating and Corporate Governance Committee has developed a skills matrix to assist it in consideration of the appropriate balance of experience, skills and attributes required of a member of the Board and to be represented on the Board as a whole. The skills matrix was developed after considering the Company’s near and long-term strategies and is intended to identify skills and attributes that will assist the Board in exercising its oversight function. The skills matrix reflects the core director criteria that should be satisfied by each director or nominee and includes:

•Experience in developing, implementing and delivering strategic business objectives;
•Qualifications and/or proficiency in financial accounting;
•Proven ability and understanding in the application of legal principles, including financial services law;
•Ability to identify key risks in a wide range of areas including legal and compliance;
•Knowledge and experience in the strategic use and governance of information management and information technology including digital strategies, disruption and innovation;
•Ability to comprehend and communicate developments in the Company’s industry;
•A broad range of commercial/business experience, preferably in the small to medium enterprise context;
•Prior experience in directorship or governance; and
•Experience at an executive level, including the ability to oversee strategic human resource management and evaluate the performance of senior executives.

The Committee first evaluates the current members of the Board of Directors willing to continue in service as well as the results of periodic Board and committee self-evaluations. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective.

The Committee considers diversity as a factor in its evaluation of director candidates. Our Board of Directors maintains a diversity policy applicable to all of our employees, executives and directors that establishes the responsibility to consider appropriate and measurable (as applicable) diversity objectives, to assess regularly the overall effectiveness of the objectives and to review annually the progress in achieving the diversity objectives. This policy does not intend to set specific diversity goals with respect to the composition of our Board of Directors, but provides a mechanism for our company to evaluate diversity more broadly. A copy of the Diversity Policy is available on the corporate governance section of our website at https://investors.sezzle.com/leadership-and-governance.

Nominating and Corporate Governance Committee (continued) Members: •Stephen East (Chair) •Kyle Brehm •Karen Webster
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our Certificate of Incorporation and our Bylaws; and the skills matrix approved by our Board of Directors regarding director qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates properly recommended by directors, officers, employees, stockholders, and other uses, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. In addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

The Nominating and Corporate Governance Committee will consider recommendations by stockholders of candidates for election to the Board of Directors. Any stockholder who wishes that the Committee consider a candidate must follow the procedures set forth in our bylaws. Under our Bylaws, if a stockholder plans to nominate a person as a director at a meeting, the stockholder is required to place a proposed director’s name in nomination by written request delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder must be so delivered on or before ten (10) days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement. The Committee is not aware of any properly submitted nominees for director elections at the 2025 Annual Meeting.

Audit and Risk Committee Members: •Stephen East (Chair) •Kyle Brehm •Karen Webster
Our Audit and Risk Committee charter is available on our website at https://investors.sezzle.com/leadership-and-governance. The charter sets forth the oversight responsibilities of the committee which include, among other things: (i) assisting the Board of Directors in its oversight of (a) the integrity of the consolidated financial statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, (d) the performance of the Company’s internal audit function and independent auditors, and (e) the Company’s internal control over financial reporting; (ii) deciding whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and (iii) preparing the disclosure required by Item 407(d)(3)(i) of Regulation S-K and the report required by the SEC rules. Duties of the committee include:

•Overseeing the preparation of disclosures required by applicable rules and regulations in the Company’s proxy and annual reports;
•To the extent the committee deems necessary, engaging and overseeing any specialists to support its role and responsibilities;
•Appointing, evaluating, overseeing, retaining, compensating, terminating, or changing the Company’s independent auditor;
•Reviewing and discussing the Company’s annual, semi-annual, and quarterly financial statements, whether or not audited;
•Reviewing and discussing any material issues regarding accounting principles and financial statement presentations, including significant changes in the Company’s selection or application of accounting principles;
•Reviewing and discussing earnings press releases, along with any financial information and earnings guidance provided to analysts and rating agencies;
•Reviewing with the independent auditor the audit, including discussing applicable audit standards and any challenges encountered in the course of the audit work;
•Discussing with management and the auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s accounting practices;
•Reviewing and discussing with management, internal audit staff, and the independent auditor, the adequacy of the Company’s internal controls;

Audit and Risk Committee (continued) Members: •Stephen East (Chair) •Kyle Brehm •Karen Webster
•Establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters;
•Reviewing, and, if appropriate, approving related party transactions;
•Overseeing the Company’s ethics and compliance functions, including the Company’s Code of Conduct and other procedures established with regard to ethical behavior;
•Conferring with the Company’s general counsel about legal matters that may have a material impact on the financial statements or the Company’s compliance;
•Reviewing and discussing with management and the internal auditor, the Company’s procedures and practices designed to provide reasonable assurance that the Company’s books, records, accounts and internal accounting controls are established and maintained in compliance with the Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and similar laws and regulations to which the Company is subject;
•Overseeing the integrity of the Company’s information technology systems, processes, and data;
•Reviewing and assess the adequacy of its charter and submitting any changes to the Board for approval; and
•Performing, or participating in, as frequently as necessary or advisable, an evaluation of the performance of the committee, the results of which shall be presented to the Board of Directors.

Our Board of Directors has determined that Mr. East is an “audit committee financial expert” within the meaning of the SEC regulations. Further, our Board of Directors has determined that each member of our audit and risk committee can read and understand fundamental financial statements in accordance with the audit committee requirements of the Nasdaq listing rules.

Executive Sessions

Our independent directors meet at least twice annually without management or our executive directors to promote open and honest discussion, which are led by an independent director.

Risk Oversight

Our Audit and Risk Committee is responsible for overseeing our risk management process. Our audit committee focuses on our general risk management policies and strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Stockholder Communications

Stockholders and other interested parties may communicate with our Board by sending a letter addressed to the Board to our Corporate Secretary at 700 Nicollet Mall, Ste 640, Minneapolis, MN 55402, or via the Investor Relations email address provided on our website. These communications will be compiled and reviewed by our Senior Vice President of Corporate Development and Operational Excellence, who will determine whether the communication is appropriate for presentation to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by Company management of the Company’s stockholder engagement efforts.

Code of Conduct

Our Board of Directors has adopted a Code of Conduct applicable to all officers, directors and employees, including our principal executive and principal financial officers and controller, which is available on our website (investors.sezzle.com) under the "Governance" heading.

Hedging and Pledging Policies

Our Securities Trading Policy provides that none of our executive officers, directors or employees, or household and immediate family members of such individuals and entities that such individuals influence or control (collectively, “Insiders”) may trade in options, warrants, puts, calls or similar hedging instruments designed to hedge or offset any decrease in market value of our securities, may not sell our securities “short,” and may not hold our securities in margin accounts or pledge our securities except in cases where the individual seeks to pledge our securities as collateral for a personal loan if they can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities and such pledge is approved by the Audit & Risk Committee. The Audit & Risk Committee may also consider the following factors in determining its approval as it deems appropriate:

•The loan amount secured by the pledge arrangement in relation to the average trading volume of the Company’s securities;
•The loan amount secured by the pledge arrangement in relation to the total Company’s securities beneficially owned by the director or senior executive;
•The loan-to-value ratio in the proposed pledge arrangement;
•The procedural safeguards to foreclosure, such as notice periods, the ability to substitute collateral, or other considerations unique to the director or senior executive;
•The triggering events of any potential margin call or sale of securities;
•Any potential conflicts of interest (actual or perceived);
•The aggregate amount of securities pledged outstanding at any given time by any other directors or senior executives;
•The percentage of pledged securities versus the overall public float of securities;
•Potential impacts to the Company or the market price of the pledged securities in the event of a forced sale;
•And any other factor deemed relevant to the Audit & Risk Committee.

The Audit & Risk Committee, or its nominee, monitors all active pledge arrangements on an ongoing basis.

These prohibitions apply to avoid any appearance that an Insider is trading based on material non-public information and focus his or her attention on short-term performance at the expense of the Company’s long-term objectives.

See “Security Ownership of Certain Beneficial Ownership and Management” below for information regarding any shares pledged by our directors or executive officers as of April 21, 2025; however, such pledging does not indicate the extent to which there may be actual borrowings against such shares as of such date, which may be substantially less than the value of the shares pledged.

Director Attendance

The Board met fourteen times during the year ended December 31, 2024 and each member of our Board of Directors attended at least 75% of the aggregate of the total number of meetings of our Board of Directors held during the period for which he or she has been a director.

Directors are encouraged to attend the annual meeting of stockholders absent unusual circumstances. Three members of our Board of Directors attended the 2024 annual meeting of stockholders.

Director Compensation

Under our bylaws, the Board of Directors establishes the fees for non-executive directors based on recommendations of the Compensation Committee. The Board of Director’s policy is to compensate non-executive directors at competitive market rates to attract and retain individuals of high caliber and quality, having regard to fees paid and/or equity awards granted for comparable companies and the size, complexity, and spread of our operations.

We have entered into an individual appointment letter or agreement with each of our non-executive directors. Unless otherwise provided in such letter or agreement, our compensation structure for non-executive directors is to provide annual compensation in an amount equal to $60,000 for serving as a member of the Board of Directors, $15,000 for serving as the Chair of the Audit and Risk Committee, $7,500 for serving as either the Chair of the Compensation Committee or Chair of the Nominating and Corporate Governance Committee, $7,500 for serving as a member of the Audit and Risk Committee, and $3,750 for serving as a member of the Compensation Committee or Nominating and Corporate Governance Committee.

The fees earned by the non-executive directors for the year ended December 31, 2024, including stock and option awards, are as set forth below:

Name(1)	Fees earned or paid in cash(2)	Stock awards(3)	Option awards(4)	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation(5)	Total
Kyle Brehm	$37,500	$42,165	$—	$—	$—	$2,463	$82,128
Mike Cutter(6)	43,932	—	78,482	—	—	12,998	135,412
Stephen East	45,000	42,165	—	—	—	748	87,913
Paul Lahiff(7)	68,057	78,499	—	—	—	26,322	172,878
Paul Purcell(8)	32,500	78,499	—	—	—	3,250	114,249
Karen Webster	75,000	78,499	—	—	—	8,672	162,171

(1)The Company’s current non-executive directors, Kyle Brehm, Stephen East, and Karen Webster, were appointed to the Board of Directors in 2024 and received no director compensation for the year ended December 31, 2023.
(2)Fees earned or paid in cash represent compensation for serving as a member of the Board of Directors and as Chair and/or member of the Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee.
(3)Stock awards issued to Messrs. Brehm and East were granted on July 18, 2024, each receiving 3,000 Restricted Stock Units ("RSUs"). The awards vest over a four-year term, with 25% of the awards issued to Messrs. Brehm and East vesting April 1, 2025, and the remaining awards vesting on a quarterly basis thereafter. The value of the award issued to Messrs. Brehm and East was determined using $14.06 (the fair value of the Company's common stock on the grant date). Mr. Lahiff, Mr. Purcell, and Ms. Webster were each issued 6,900 Restricted Stock Units on April 1, 2024. The awards vest over a four-year term, with 25% of the awards vesting on April 1, 2025 and the remaining awards vesting on a quarterly basis thereafter. The per share value of the awards issued on April 1, 2024 was $11.38 (the fair value of the Company's common stock on the grant date). In connection with Mr. Lahiff's resignation from the Board, on July 20, 2024, in recognition of Mr. Lahiff's service to the Company, the Company accelerated the vesting of the award whereby 25% of the RSUs vested on the date of resignation and the remaining awards outstanding were forfeit.
(4)Mr. Cutter was issued 7,452 options on April 1, 2024. The awards vest over a four-year term with 25% of the options vesting on April 1, 2025 and the remaining awards vesting on a quarterly basis thereafter. The value of the award issued to Mr. Cutter was determined on the grant date using the Black-Scholes valuation method. In connection with Mr. Cutter's resignation from the Board, on July 18, 2024, in recognition of Mr. Cutter's service to the Company, the Company accelerated the vesting of the award whereby 25% of the options vested on the date of resignation and the remaining awards outstanding were forfeit.
(5)Amounts represent a stipend paid to each director for Company-related travel expenses and to support educational resources for each director.
(6)Mr. Cutter resigned from the Board of Directors on July 18, 2024.
(7)Mr. Lahiff resigned from the Board of Directors on July 20, 2024.
(8)Mr. Purcell resigned from the Board of Directors on June 6, 2024.

PROPOSAL ONE: Election of Directors

Our Board of Directors is currently comprised of five members. Clause 3.3 of the Bylaws provides that each Director shall be elected at each Annual Meeting of Stockholders and shall hold office until the next Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. All Directors seek election in accordance with the Certificate of Incorporation and the Bylaws.

Nominees

Our Board of Directors has nominated Kyle Brehm, Stephen East, Paul Paradis, Karen Webster, and Charles Youakim for election as Directors. Each of the nominees is currently a Director of the Company. Refer to the section entitled "Our Board of Directors and Corporate Governance" for information regarding each of the nominees.

The Board of Directors (in the case of each Item, with the applicable candidate abstaining) recommend that the Stockholders eligible to vote on this Item vote FOR each of these Items. The Chairman, as proxyholder, intends to vote undirected proxies FOR each of these Items.

PROPOSAL TWO: Ratification of Independent Accounting Firm Selection

Proposed Resolution: “That the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for fiscal year 2025 be ratified.”
Our Board of Directors and management are committed to the quality, integrity and transparency of our financial reports. In accordance with the duties set forth in its written charter, the Audit and Risk Committee of our Board of Directors has appointed Baker Tilly US, LLP as our independent registered public accounting firm for the 2025 fiscal year. During our year ended December 31, 2024, Baker Tilly US, LLP served as our independent registered public accounting firm. A representative of Baker Tilly US, LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so. It is also expected that they will be available to respond to appropriate questions.

Stockholder ratification of the selection of Baker Tilly US LLP as the Company’s independent registered public accounting firm is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the committee may reconsider its selection for this and future fiscal years. Even if the selection is ratified, the committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees And Services

The following table summarizes fees for professional audit services and other services rendered to us by Baker Tilly US, LLP for our years ended December 31, 2024 and 2023:

	2024	2023
Audit Fees(1)	$779,074	$703,325
Audit-Related Fees(2)	—	20,000
Tax Fees	—	—
All Other Fees(3)	—	1,495
Total Fees	$779,074	$724,820

(1)“Audit Fees” consisted of fees for professional services provided in connection with the audit of our consolidated financial statements, quarterly reviews of interim condensed consolidated financial statements, services that are normally provided in connection with regulatory filings or engagements, and related administrative fees.
(2)"Audit-Related Fees" consists of fees for professional services provided with Sezzle's Form S-1 filings during 2023.
(3)"All Other Fees" consists of fees for permissible non-audit services provided by Baker Tilly US, LLP.

Auditor Independence

The Audit Committee considered the non-audit services performed by, and fees paid to, Baker Tilly US, LLP in 2023 and determined that such services and fees are compatible with the independence of Baker Tilly US, LLP.

Audit and Risk Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit and Risk Committee has established a policy governing the use of our independent registered public accounting firm’s services. Under the policy, our Audit and Risk Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm to ensure that the rendering of such services does not impair the accounting firm’s independence. Pursuant to the Sarbanes-Oxley Act of 2002, we do not employ our independent registered public accounting firm for engagements related to:

•Bookkeeping;
•Financial information systems design and implementation;
•Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
•Actuarial services;
•Internal audit outsourcing services;
•Management functions or human resources;
•Broker-dealer, investment adviser, or investment banking services; or
•Legal services and expert services unrelated to the audit.

All fees paid to Baker Tilly US, LLP for the years ended December 31, 2024 and 2023 were pre-approved by our Audit and Risk Committee.

Report of the Audit and Risk Committee

In connection with the Audit and Risk Committee’s responsibilities set forth in its charter, the Audit and Risk
Committee has:

•Reviewed and discussed the audited financial statements for the year ended December 31, 2024 with management and Baker Tilly US, LLP, the Company’s independent auditors;
•Discussed with Baker Tilly US, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC; and
•Received the written disclosures and the letter from Baker Tilly US, LLP required by the applicable requirements of the PCAOB regarding Baker Tilly US, LLP’s communications with the audit committee concerning independence, and has discussed with Baker Tilly US, LLP its independence.
The Audit and Risk Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit and Risk Committee has oversight.

Based on the Audit and Risk Committee’s review and discussions described above, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

THE AUDIT AND RISK COMMITTEE OF THE BOARD OF DIRECTORS
Stephen East, Chair
Kyle Brehm
Karen Webster

PROPOSAL THREE: Advisory Vote to Approve Executive Compensation

Proposed Resolution: That the compensation of the Company's executive officers for fiscal year 2025, as further described in the proxy statement for its Annual Meeting of Stockholders, be approved by Stockholders on an advisory basis.

Section 14A of the Exchange Act and SEC Rule 14a-21 require the Company, at least every third calendar year, to seek a non-binding advisory vote from our stockholders to approve the compensation awarded to certain executive officers as disclosed in our Proxy Statement in accordance with applicable SEC rules. This is known as the "say-on-pay" advisory vote.

The compensation subject to this "say on pay" advisory vote is disclosed in the compensation tables and the related narrative disclosure contained in this Proxy Statement in accordance with the scaled compensation disclosure requirements of the SEC for smaller reporting companies. We believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholder's interests. Compensation to our executive officers is designed to enable us to attract and retain talented and experienced executives to lead our company successfully in a competitive environment.

Stockholders are asked to indicate their support for the executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this Proxy Statement.

Vote Required

The approval of this proposal, on an advisory basis, requires an affirmative vote of a majority of the shares entitled to vote and present in person or presented by proxy at the Annual Meeting. Abstentions will have the effect of a vote AGAINST this proposal and broker non-votes will have no effect. Because this vote is advisory, it is not binding upon the Board of Directors or the Compensation Committee although it will be considered by the Board of Directors and Compensation Committee in connection with future compensation arrangements with our executive officers.

The Board of Directors recommends that the Stockholders eligible to vote on this item vote FOR the advisory resolution approving the compensation paid to our executive officers as disclosed in this Proxy Statement.

Executive Officers

Our executive officers, other than Charles Youakim and Paul Paradis, and their respective ages as of April 21, 2025 are as follows:

Name	Age	Position
Karen Hartje	67	Chief Financial Officer
Amin Sabzivand	37	Chief Operating Officer

Karen Hartje Chief Financial Officer
Ms. Hartje has served as our Chief Financial Officer since April 2018. Ms. Hartje occupied finance and credit management roles at Bluestem Brands, a retail finance company that was a reboot of Fingerhut Direct Marketing and generated well over $1 billion in retail sales. Ms. Hartje was on the founding team of Bluestem Brands, where she led the finance department. During her tenure, she led financial planning and analysis, management of credit policies, and forecasting. Before Bluestem Brands, Ms. Hartje started her career with KPMG and has held senior leadership positions at US Bank and Lenders Trust. Ms. Hartje currently serves as Treasurer for the Saint Paul Figure Skating Club, Inc. and served on Conn’s, Inc. Board of Directors through December 31, 2024. Ms. Hartje has a Bachelor of Arts in accounting from the University of Minnesota and was a certified public accountant (expired).

Amin Sabzivand Chief Operating Officer
Mr. Sabzivand has been serving as our Chief Operating Officer at Sezzle since March 2023, overseeing engineering, product, risk, operations, and business analytics functions. He is responsible for defining and executing organizational strategies, objectives, and goals for Sezzle's operations in the United States and Canada. Prior to this role, Mr. Sabzivand was Senior Vice President of Product and Vice President/Head of Data, where he designed different payment and e-commerce solutions, and developed machine-learning algorithms for credit risk and fraud detection, along with designing various business analytics tools and key performance indicator reports. Mr. Sabzivand holds two Master's degrees in Financial Mathematics and Engineering Management from the University of Minnesota. Before joining Sezzle, he held roles within the Mathematics department at the University of Minnesota.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. We assist our directors and officers by completing and filing reports on their behalf. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that each person who at any time during the year ended December 31, 2024 was a director or an executive officer of the Company, or held more than 10% of our common stock, complied with all reporting requirements for fiscal year 2024, other than:

•One Form 3 for Stephen East omitting 7,800 shares of common stock that Mr. East owned when he joined the Board of Directors of the Company on July 18, 2024, and one Form 4 reporting a gift of 600 shares of common stock transferred by Mr. East on December 3, 2024. This omission and transaction of Mr. East were due to an administrative error on the part of the Company and subsequently reported on Form 5 on January 31, 2025.
•One Form 3 for Kyle Brehm omitting 3,000 shares of common stock that Mr. Brehm owned when he joined the Board of Directors of the Company on July 18, 2024. This omission was due to an administrative error on the part of the Company and the Form 3 was subsequently amended to include the omitted shares of common stock on October 7, 2024.
•Direct holdings of 588,356 shares of common stock and indirect holdings of 505,266 shares of common stock of Mr. Paradis were inadvertently omitted from certain Form 4s filed by the Company between January 3, 2025 and the original Form 4s. These omissions were due to an administrative error on the part of the Company and the Form 4s were amended to include the omitted shares of common stock on January 3, 2025.

Executive Compensation

The following discussion and analysis of compensation arrangements should be read with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans and expectations regarding future compensation programs. The actual compensation programs that we adopt may differ materially from the programs summarized in this discussion.

This section describes the material elements of the compensation awarded to, earned by, or paid to our Executive Chairman and Chief Executive Officer, Charles Youakim, and our two most highly compensated executive officers (other than our Executive Chairman and Chief Executive Officer), Paul Paradis, our Executive Director and President, and Karen Hartje, our Chief Financial Officer, for our fiscal years ended December 31, 2024 and 2023. These executives are collectively referred to in this “Executive Compensation” section as our “named executive officers.” As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section or a Pay Versus Performance section, and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

Summary Compensation Table

The following table sets forth the compensation paid to, received by, or earned during each of fiscal year 2024 and 2023 by each of our named executive officers.

Name and principal position	Year	Salary	Bonus	Stock awards(1)(2)	Option awards(1)(2)	Nonequity incentive plan compensation(3)	All other compensation(4)	Total ($)
Charles Youakim, Executive Chairman and Chief Executive Officer	2024	$536,510	$—	$463,920	$682,642	$540,750	$291	$2,224,113
	2023	514,423	—	1,168,691	—	260,000	325	1,943,439
Paul Paradis, Executive Director and President	2024	362,783	—	914,560	—	274,238	20,714	1,572,295
	2023	351,923	—	719,739	—	140,000	13,135	1,224,797
Karen Hartje, Chief Financial Officer	2024	342,058	—	914,560	—	155,000	20,816	1,432,434
	2023	327,884	—	577,412	—	85,000	20,018	1,010,314

(1)Amounts reported represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted stock units (“RSUs”) and unrestricted stock earned by each executive officer during fiscal years 2024 and 2023. The RSUs and unrestricted stock were granted under the 2021 Equity Incentive Plan, disregarding the effects of estimated forfeitures.
(2)The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the applicable officer upon the sale of any of the underlying shares of common stock. Stock award amounts disclosed for 2024 include unrestricted stock earned for the fiscal year 2024 and issued March 20, 2025 under the Profit-sharing Incentive Plan ("PSIP"), totaling $463,920 for Mr. Youakim and $231,960 for both Mr. Paradis and Ms. Hartje.
(3)Amounts reported represent PSIP cash awards earned by the respective officer.
(4)Amounts primarily reflect the value of matching contributions made by the Company in 2023 and 2024 under its 401(k) retirement plan, as well as other fringe benefits.

Narrative Disclosure to Summary Compensation Table

Compensation Philosophy and Structure

Our performance depends upon our ability to attract and retain executives and directors. To prosper, we must attract, motivate, and retain these highly skilled individuals. To that end, we embrace the following principles in our compensation framework:

•Offer competitive rewards to attract high-caliber executives;
•Clear alignment of compensation with strategic objectives;
•Focus on creating sustainable value for all of our stakeholders;
•Merit-based compensation across a diverse workforce; and
•Ensure total compensation is competitive by market standards.

Our compensation committee is responsible, in part, for reviewing and making recommendations for our executive directors, non-executive directors, executive officers, and employee base. The compensation committee assesses the appropriateness of the nature and amount of compensation for these individuals on a periodic basis by reference to relevant market conditions with the overall objective of ensuring maximum stakeholder benefit from the retention of high-quality directors, executives, and employees. In 2022, we engaged FW Cook as a compensation consultant to review current compensation for directors and senior executives, benchmark the same against industry peers, and make recommendations for appropriate adjustments to salary, short-term and long-term equity-based compensation plans. Following consultation with senior executives, the compensation consultant made a presentation to the remuneration and nominating committee, which subsequently was approved in substantially the form proposed. We plan to engage FW Cook again in 2025 to assess our current compensation structure.

Our Board believes the compensation framework to be appropriate and effective in attracting and retaining the best executives and directors to operate and manage the Company.

The executive and director compensation framework is designed to support our reward philosophies and underpin our growth strategy, and is based on the following:

•Base Salary
•Profit-sharing Incentive Plan
•Long-Term Incentive Plan

Base Salary

The initial base salaries of our named executive officers were set forth in their respective employment agreements and have been periodically reviewed by the Compensation Committee. For 2024, the salary for Mr. Youakim was increased to $540,750. The salaries for Mr. Paradis and Ms. Hartje were each increased to $365,650 and $346,500, respectively. The actual amounts paid as base salaries to each named executive officer for 2023 and 2024 are set forth above in the Summary Compensation Table in the column entitled “Salary.”

Profit-sharing Incentive Plan ("PSIP")

Our named executive officers are eligible to participate in our PSIP, which provides an annual bonus opportunity based on a combination of Company financial performance as well as individual performance.

Baseline payout targets, ranging from a 0% to 100% payout, were established at the beginning of the year and were based on the Company's adjusted pre-tax income goals for the year ended December 31, 2023. For the years ended December 31, 2023, the PSIP cash payout was determined to be at 50% of the goal. For the year ended December 31, 2024, the PSIP payout pool for the Company was determined based on 10% of adjusted net income, and individual payouts were issued on a discretionary basis. Cash paid for the PSIP for 2023 and 2024 is included within the summary above under 'Nonequity incentive plan compensation'. In addition, a portion of the PSIP was paid out with unrestricted stock and is included within the summary above under 'Stock Awards.'

Long-Term Incentive Plan (“LTIP”)

Our named executive officers are also eligible to participate in our LTIP, which in 2024 and 2023 provided for grants of restricted stock units and/or stock options under the 2021 Equity Incentive Plan, with vesting subject to service-based conditions over a four-year period.

Agreements with our Named Executive Officers

Each of our named executive officers is party to an employment agreement with us dated June 1, 2019, that sets forth the terms and conditions of his or her employment, including an annual base salary, which has subsequently been increased as described above, and the ability to participate in the Company’s employee stock option plans, as described below. In addition, our named executive officers are bound by certain restrictive covenant obligations pursuant to a Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement, including covenants relating to non-disclosure and use of proprietary information and assignment of inventions, as well as a covenant not to compete or solicit certain of our service providers, customers or prospective customers and suppliers during employment and for a period of one-year immediately following termination of employment for any reason.

Employee and Retirement Benefits and Perquisites

We currently provide our named executive officers with the same broad-based health and welfare benefits, including health, vision and dental insurance, which are available to our U.S.-based full-time employees. In addition, we maintain a 401(k) retirement plan for our U.S.-based full-time employees and a Registered Retirement Savings Plan (“RRSP”) for our Canada-based full-time employees, under which we may make discretionary matching and/or profit-sharing contributions. Other than the 401(k) plan and RRSP, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers. Except as described in the footnotes to the Summary Compensation Table above, we do not currently provide any perquisites to our named executive officers. The actual amounts of 401(k) retirement plan matching contributions paid to each named executive officer for 2023 and 2024 are set forth above in the Summary Compensation Table in the column entitled “All other compensation.”

Outstanding Equity Awards at Fiscal Year-End 2024

The following table sets forth information regarding outstanding option awards and unvested stock awards held by each of the named executive officers on December 31, 2024.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)		Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Charles Youakim	78,954	—	—	5.32	(1)	7/27/2029	—	—	177,636	(5)	7,572,623
	—	—	64,818	11.38	(4)	4/1/2034	—	—	—		—
Paul Paradis	78,954	—	—	5.32	(1)	7/27/2029	—	—	106,578	(5)	4,543,420
	—	—	—	—		—	—	—	60,000	(6)	2,557,800
Karen Hartje	273,948	—	—	0.32	(2)	8/26/2028	—	—	71,064	(5)	3,029,458
	78,954	—	—	5.32	(1)	7/27/2029	—	—	60,000	(6)	2,557,800
	61,686	—	—	8.68	(3)	4/15/2031	—	—	—		—

(1)Reflects stock options that vested as to 25% of the shares subject to the award on the one-year anniversary of the date of grant (July 27, 2020), with the remaining shares vesting in equal monthly installments over a 36-month period thereafter.
(2)Reflects stock options granted to Ms. Hartje in connection with her commencement of employment with the Company that vested as to 25% of the shares subject to the award on the one-year anniversary of the date of grant (August 26, 2018), with the remaining shares vesting in equal monthly installments over a 36-month period thereafter.
(3)Reflects LTIP Options that vested based on the satisfaction of both time- and performance-based vesting conditions for the year ended December 31, 2020. The vesting conditions were not met for 2021 or 2022.
(4)Reflects Long-term Incentive Plan options issued to Mr. Youakim on April 1, 2024 under the Company's LTIP program. The options vest over a four-year period, with 25% of the award vesting on April 1, 2025 and the remaining vesting on a quarterly basis thereafter.
(5)Reflects Long-term Incentive Plan awards issued on April 10, 2023 for Ms. Hartje and June 14, 2023 for Messrs. Youakim and Paradis. The awards, in the form of Restricted Stock Units, vest over a four-year period, with 25% of the award vesting on January 1, 2024 and the remaining vesting on a quarterly basis thereafter. The value of the awards is calculated using $42.63, the closing trading price of our common stock on December 31, 2024.
(6)Reflects Long-term Incentive Plan awards issued on April 1, 2024 to Mr. Paradis and Ms. Hartje in the form of Restricted Stock Units. The awards vest over a four-year period, with 25% of the award vesting on April 1, 2025 and the remaining vesting on a quarterly basis thereafter. The value of the awards is calculated using $42.63, the closing trading price of our common stock on December 31, 2024.

Potential Payments Upon Termination of Employment

Each of our named executive officers is entitled to severance and other benefits upon a termination of employment in certain circumstances, as described below. The employment of our named executive officers may be terminated: (i) at any time upon mutual written agreement of the parties; (ii) by us immediately and without prior notice for “cause” (as defined in the named executive officer’s employment agreement); (iii) immediately upon death or disability; (iv) by us other than for cause with advance written notice of at least 12 months (six months, in the case of Ms. Hartje); or (v) by the named executive officer, other than due to death or disability, with advance written notice of at least 12 months (six months, in the case of Ms. Hartje). In lieu of providing the written notice described above, the Company may elect to make a payment to the named executive officer equal to the regular compensation that the named executive officer would have earned over the applicable notice period.

In addition, in the event that a named executive officer’s employment is terminated by the Company in connection with, or within the three-year period following, a change of control (as defined in the Company’s employee stock option plan), all stock options held by the named executive officer under such plan will immediately vest and become exercisable.

Equity Plans

2016 Employee Stock Option Plan

The Company adopted the 2016 Employee Stock Option plan on January 16, 2016 (the “2016 Stock Option Plan”). The purposes of the 2016 Stock Option Plan were to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, and to promote the success of the Company’s business.

The 2016 Stock Option Plan was superseded upon the adoption of the 2019 Equity Incentive Plan (discussed below) by the Company, although the terms of the 2016 Stock Option Plan continue to apply to awards granted under that plan.

2019 Equity Incentive Plan

On June 24, 2019, the Board of Directors adopted, and on June 1, 2020 our stockholders approved, as amended, the Sezzle Inc. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”). The 2019 Equity Incentive Plan permitted the grant of incentive stock options to our employees and the grant of stock options, stock appreciation rights, restricted stock or restricted CDI awards, restricted stock units, dividend equivalent rights, and performance awards to our employees, directors, and consultants.

The 2019 Equity Incentive Plan was superseded upon the adoption of the 2021 Equity Incentive Plan (discussed below) by the Company, although the terms of the 2019 Equity Incentive Plan continue to apply to awards granted under that plan.

2021 Equity Incentive Plan

The Board of Directors, upon the recommendation of the Remuneration and Nomination Committee, adopted the 2021 Equity Incentive Plan, which was subsequently approved by the Company’s stockholders, as a replacement for the 2019 Equity Incentive Plan. This summary is not a complete description of all provisions of the 2021 Equity Incentive Plan and is qualified in its entirety by reference to the 2021 Equity Incentive Plan.

Purpose. The purpose of the 2021 Equity Incentive Plan is to advance the interests of the Company by providing for the grant of stock and stock-based awards to the Company’s employees, directors, and consultants.

Administration. The 2021 Equity Incentive Plan is administered by the administrator, who has the discretionary authority to, among other things, administer and interpret the 2021 Equity Incentive Plan and any awards granted under it, determine eligibility for and grant awards, determine the exercise price, base value from which appreciation is measured, or purchase price, if applicable to any award, determine, modify, accelerate or waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures for awards and otherwise do all things necessary or desirable to carry out the purposes of the 2021 Equity Incentive Plan. Determinations of the administrator under the 2021 Equity Incentive Plan will be conclusive and binding upon all parties. To the extent permitted by applicable law, the administrator may delegate certain of its powers under the 2021 Equity Incentive Plan to one or more of its members or members of the Board of Directors, officers of the Company or other employees or persons. As used in this summary, the term “administrator” refers to the Compensation Committee or its authorized delegates, as applicable.

Eligibility. Employees, directors, and consultants of us or our subsidiaries are eligible to participate in the 2021 Equity Incentive Plan. Eligibility for stock options intended to be incentive stock options under the U.S. tax code (ISOs) is limited to our employees or employees of a “parent corporation” or “subsidiary corporation” of the Company. Eligibility for stock options, other than ISOs, and SARs is limited to individuals who are providing direct services on the grant date to us or certain of our subsidiaries.

Authorized Shares. Subject to adjustment as described below, the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2021 Equity Incentive Plan is 3,947,370 shares of common stock (“the initial share pool”). The initial share pool automatically increases on January 1 of each year from 2022 to 2031 by the lesser of (i) four percent (4%) of the number of shares of our common stock outstanding as of the close of business on the immediately preceding December 31st and (ii) the number of shares of common stock determined by the Board of Directors on or prior to such date for such year (the initial share pool, as so increased, the “Share Pool”). As of December 31, 2024, the Share Pool was comprised of 7,449,990 shares of common stock. The following rules apply in respect of the Share Pool:

•Shares of our common stock withheld by us in payment of the exercise price or purchase price of an award or in satisfaction of tax withholding requirements will not reduce the Share Pool.
•Shares of our common stock underlying awards that are settled in cash or that expire, become unexercisable, or that terminate or are forfeited to or repurchased by us due to failure to vest will not reduce the Share Pool.
•Shares of our common stock delivered under awards in substitution for awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition (“Substitute Awards”) will not reduce the Share Pool.

Shares of common stock that may be delivered under the 2021 Equity Incentive Plan may be authorized but unissued shares, treasury shares or previously issued shares acquired by the Company.

Director Limits. With respect to any non-employee director in any calendar year, the aggregate value of all compensation granted or paid, including awards granted under the 2021 Equity Incentive Plan, may not exceed $750,000 in the aggregate ($1 million in the aggregate with respect to a director’s first calendar year of service on the Board of Directors). The foregoing limits will not apply to any compensation granted or paid to a non-employee director for his or her service to us or one of our subsidiaries other than as a director, including, without limitation, as a consultant or advisor to us or one of our subsidiaries.

Types of Awards. The 2021 Equity Incentive Plan provides for the grant of stock options, SARs, restricted and unrestricted stock and stock units, performance awards and other awards that are convertible into or otherwise based on our common stock. Dividend equivalents may also be provided in connection with awards under the 2021 Equity Incentive Plan.

•Stock Options and SARs. The administrator may grant stock options, including ISOs, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the 2021 Equity Incentive Plan will be no less than 100% of the fair market value of a share of our common stock on the date of grant (110% in the case of certain ISOs). Other than in connection with certain corporate transactions or changes to our capital structure, stock options and SARs granted under the 2021 Equity Incentive Plan may not be repriced or substituted for by new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise or base price greater than the fair market value of a share of our common stock on the date of such cancellation, in each case, without stockholder approval. Each stock option and SAR will have a maximum term not more than ten years from the date of grant (or five years, in the case of certain ISOs).
•Restricted and Unrestricted Stock and Stock Units. The administrator may grant awards of unrestricted stock, unrestricted stock units, restricted stock and restricted stock units. Unrestricted stock is stock not subject to any restrictions under the terms of the award. An unrestricted stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock is stock subject to restrictions requiring that it be redelivered or offered for sale to us if specified conditions are not satisfied.
•Performance Awards. The administrator may grant performance awards, which are awards subject to performance criteria.

•Other Stock-Based Awards. The administrator may grant other awards that are convertible into or otherwise based on shares of our common stock, subject to such terms and conditions as are determined by the administrator.
•Substitute Awards. The administrator may grant Substitute Awards, which may have terms and conditions that are inconsistent with the terms and conditions of the 2021 Equity Incentive Plan.

Vesting; Terms of Awards. The administrator will determine the terms of all awards granted under the 2021 Equity Incentive Plan, including the time or times an award will vest or become exercisable, the terms on which awards will remain exercisable and the effect of termination of a participant’s employment or service on awards. The administrator may at any time accelerate the vesting or exercisability of an award.

Transferability of Awards. Except as the administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.

Performance Criteria. The 2021 Equity Incentive Plan provides for grants of performance awards subject to “performance criteria.” Performance criteria are specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting, or full enjoyment of the award. Performance criteria and any related targets may be applied to a participant individually or to a business unit or division of the Company or the Company as a whole. Performance criteria may also be based on individual performance and/or subjective performance criteria. The administrator may provide that performance criteria applicable to an award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criteria.

Effect of Certain Transactions. In the event of a consolidation, merger or similar transaction in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding shares of common stock by a single person or entity, a sale of all or substantially all of the Company’s assets or shares of common stock, a dissolution or liquidation of the Company, or any other transaction the administrator determines to be a covered transaction, the administrator may, with respect to outstanding awards, provide for:

•The assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquirer or surviving entity;
•The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the fair market value of the shares subject to the award and its exercise or base price, if any, on such terms and conditions as the administrator determines; and/or
•The acceleration of exercisability or delivery of shares in respect of some or all awards.

Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the 2021 Equity Incentive Plan; the number and kind of securities subject to, and, if applicable, the exercise price or base value of, outstanding or subsequently granted awards; and any other provisions affected by such event.

Clawback. The administrator may provide in any case that any outstanding award, the proceeds from the exercise or disposition of any award, and any other amounts received in respect of any award will be subject to forfeiture and disgorgement to the Company if the participant to whom the award was granted is not in compliance with any provision of the 2021 Equity Incentive Plan, any award, or any restrictive covenant with the Company. Each award is subject to any policy of the Company that relates to trading on non-public information and permitted transactions with respect to shares of stock. In addition, each award will be subject to any policy of the Company that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes awards under the 2021 Equity Incentive Plan and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards.

Effective Date, Amendments and Termination. The Company’s stockholders adopted the 2021 Equity Incentive Plan on June 11, 2021. No awards may be granted under the 2021 Equity Incentive Plan after June 10, 2031, the tenth anniversary of such approval. The administrator may at any time amend the 2021 Equity Incentive Plan or any outstanding award and may at any time terminate the 2021 Equity Incentive Plan as to future grants of awards. However, except as expressly provided in the 2021 Equity Incentive Plan or applicable award, the administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent (unless the administrator expressly reserved the right to do so at the time the award was granted). Any amendments to the 2021 Equity Incentive Plan will be conditioned on stockholder approval to the extent required by law or applicable stock exchange requirements.

Equity Compensation Plan Information

Each of our 2016 Employee Stock Option Plan (the “2016 Plan”), our 2019 Equity Incentive Plan (as amended, the “2019 Plan”) and our 2021 Equity Incentive Plan (the “2021 Plan”) were approved by our stockholders in due course. The following table sets forth aggregated information with respect to the 2016 Plan, the 2019 Plan and the 2021 Plan as of December 31, 2024:

Plan Category	Number of Securities Issuable Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	2,986,278	(1)	$10.43	(2)	1,657,654	(3)
Equity compensation plans not approved by security holders	None		N/A		None
Total	2,986,278		$10.43		1,657,654

(1)Includes 284,976 shares issuable upon exercise of outstanding options under the 2016 Plan. Includes 711,852 shares issuable upon exercise of outstanding options under the 2019 Plan. Includes 97,260 shares issuable upon exercise of outstanding options and 1,892,190 shares issuable upon the vesting and settlement of outstanding RSUs under the 2021 Plan.
(2)Reflects the weighted-average exercise price of outstanding options (weighted exclusive of shares to be issued in settlement of outstanding RSUs). There is no exercise price for outstanding RSUs.
(3)Pursuant to the adoption of the 2021 Plan, no more awards may be made under the 2016 and 2019 Plans. A total of 3,947,370 shares were initially reserved under the 2021 Plan, which total is subject to increase on January 1st of each year from 2022 to 2031 by the lesser of (i) 4 percent of the number of shares of stock outstanding as of the close of business on the immediately preceding December 31st and (ii) the number of shares of stock determined by the Board on or prior to such date for such year.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 21, 2025, information regarding beneficial ownership of shares of our common stock by the following:

•each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of our voting securities;
•each of our directors;
•each of our Named Executive Officers; and
•all current directors and executive officers, as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership generally includes voting or investment power of a security and includes shares underlying options that are currently exercisable or exercisable by June 20, 2025. The officers, directors and principal stockholders supplied the information for this table. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on the information given to us by each of them, have sole investment and voting power with respect to their shares, except where community property laws may apply.

Percentage of ownership is based on 33,964,824 shares of our common stock outstanding on April 21, 2025. Unless otherwise indicated, we deem shares subject to options that are exercisable by, and shares issuable upon the vesting of restricted stock units by, June 20, 2025 to be outstanding and beneficially owned by the person holding the options or restricted stock units for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person. Unless otherwise indicated, all references to share and per-share amounts of our common stock in this Proxy Statement reflect the effects of the six-for-one forward stock split effected by us on March 28, 2025.

Unless otherwise indicated on the table, the address of each of the individuals named below is: c/o Sezzle Inc., 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402, USA.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
Directors and Executive Officers
Kyle Brehm(1)	20,058	*
Stephen East(2)	7,950	*
Karen Hartje(3)	464,610	1.37%
Paul Paradis(4)	1,367,706	4.03%
Amin Sabzivand(5)	179,358	*
Karen Webster(6)	1,725	*
Charles Youakim(7)	14,766,249	43.48%
All directors and executive officers	16,807,656	49.49%

*     Less than 1.0%
(1)Mr. Brehm serves as a director of the Company.
(2)Mr. East serves as a director of the Company.
(3)Ms. Hartje serves as the Chief Financial Officer of the Company. Shares include options to purchase 372,198 shares of common stock.
(4)Mr. Paradis serves as the President of the Company. Shares include 228,956 shares held by Mr. Paradis directly or through related entities (over which Mr. Paradis retains dispositive control) and family trusts. Shares also include options to purchase 78,954 shares of common stock.
(5)Mr. Sabzivand serves as the Chief Operating Officer of the Company. Shares include options to purchase 60,930 shares of common stock and 1,692 restricted stock units that vest by June 20, 2025.
(6)Ms. Webster serves as a director of the Company.
(7)Mr. Youakim serves as the Chairman and Chief Executive Officer of the Company. Shares include 14,671,089 shares held by Mr. Youakim directly or through related entities (over which Mr. Youakim retains dispositive control) and family trusts. Shares include options to purchase 95,160 shares of common stock. Mr. Youakim has pledged 10,323,600 shares as collateral to secure personal indebtedness.

Certain Relationships and Related-Party Transactions

Transactions

Nicholas Paradis, the brother of our director and president Paul Paradis, was an employee of the Company throughout 2024. His total compensation for the year ended December 31, 2024, between annual base salary, vesting of restricted stock units and other Company benefits including a 401(k) match, was approximately $199,000. Further, David Myos, the brother-in-law of our Chairman and Chief Executive Officer Charles Youakim, was an employee of the Company throughout 2024. His total compensation for the year ended December 31, 2024, between annual base salary and other Company-sponsored benefits including a 401(k) match, was approximately $186,000. The portion of the total compensation described above reflecting annualized compensation is consistent with standard hiring practices with other employees performing similar functions and with similar tenure.

Other than the matters disclosed in the previous paragraph, and the current employment agreements between us and each of our executive officers described in the “Executive Compensation” section of this report, there are no existing agreements or arrangements and there are no currently proposed transactions in which we were, or will be, a participant, in which the amount involved exceeded or will exceed the lesser of $120,000 and the average of one percent of our assets as of the end of the last two fiscal years, and in which any current director, executive officer, beneficial owner of more than 5% of our shares of common stock, or entities affiliated with them, had or will have a material interest.

Policies and Procedures for Review and Approval of Related Party Transactions

The charter of our Board of Directors includes a written policy and procedure for related party transactions, which requires prompt disclosure of any circumstances giving rise to a reasonable possibility of conflict between a director’s personal or business interests, the interests of any person associated with them, or their duties to any other company on the one hand, and our interests or their duties to us on the other hand. Our Audit and Risk Committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, directors, beneficial owners of more than 5% of our shares of common stock, immediate family members of the foregoing persons and any other persons whom the Board of Directors determines may be considered related parties of us, has or will have a direct or indirect material interest. Transactions with related parties will also be subject to shareholder approval to the extent required by Nasdaq.

Indemnification Agreements

We have entered into indemnification agreements with our directors and certain officers. Each indemnification agreement provides that, subject to certain exceptions and limitations set forth therein, we will indemnify and advance certain expenses to the director or executive officer to the fullest extent, and only to the extent, permitted by applicable law in effect as of the date of the agreement and to such greater extent as applicable law may thereafter from time to time permit. The form of indemnification agreement is attached as Exhibit 10.12 to our Annual Report on Form 10-K for the year ended December 31, 2024.

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Sezzle Inc. 2025 Annual Meeting Proxy Card

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A Proposals — THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING:

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Kyle Brehm	☐	☐	02 - Stephen East	☐	☐	03 - Paul Paradis	☐	☐
04 - Karen Webster	☐	☐	05 - Charles Youakim	☐	☐			

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2025 Annual Meeting Admission Ticket

2025 Annual Meeting of Sezzle Inc. Stockholders

Tuesday June 10, 2025 at 5:00 p.m. (U.S. Eastern Time),
virtually via the Internet at https://meetnow.global/MYDZ6MW

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

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Proxy — Sezzle Inc.

Notice of 2025 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 10, 2025

The stockholder(s) hereby appoint(s) the Executive Chairman and Chief Executive Officer, Charles Youakim, as proxy with the power of substitution, and hereby authorize(s) him to represent and vote all the shares of Sezzle Inc. that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held at 5:00 PM (Eastern Time) on June 10, 2025 or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the stockholder(s).

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The Board of Directors is not aware of any matters likely to be presented for action at the 2025 Annual Meeting of Stockholders other than the matters listed herein. However, if any other matters are properly brought before the annual meeting, the persons named in this proxy or their substitute, will vote upon such other matters in accordance with their best judgment. This proxy is revocable at any time prior to its use.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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